UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 9, 2004

The Allstate Corporation

(Exact name of registrant as specified in charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification
incorporation)		number)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into Material Definitive Agreement.

Long-Term Executive Incentive Compensation Plan

The registrant maintains a shareholder-approved Long-Term Executive Incentive Compensation Plan to provide certain executives the opportunity to receive a cash award based on the achievement of performance objectives over a three-year cycle.  The purposes of the plan are to attract and retain talented executives and maximize the deductibility of compensation paid under the plan in accordance with Section 162(m) of the Internal Revenue Code (the “Code”), to provide added incentives to promote various long-term performance goals, to link compensation to performance by rewarding three-year corporate performance, to compensate for competitive and superior performance and to encourage teamwork among executives.  The Compensation and Succession Committee of the Board of Directors establishes performance goals for each cycle and sets award opportunities for the executives, depending on the achievement of the cycle’s goals.

On November 9, 2004 the committee approved performance goals and target awards for the three-year performance cycle beginning next year and concluding in 2007.  Fifty percent of the performance measure for the 2005-2007 cycle is based on return on equity as compared to a peer group of companies representing both the property/casualty and financial services industries over the same three-year period.  No payment based on return on equity is made unless that return exceeds the average rate on three-year Treasury Notes over the three-year cycle, plus 200 basis points.  Twenty-five percent of the performance measure for the cycle is based on Allstate Protection (property and casualty) policy growth over the three-year period and the remaining 25% is based on Allstate Financial growth in premium and deposits over that same period.  Awards will be calculated on an executive’s annual salary as of the beginning of 2005. Threshold, target and maximum levels of performance are established on which individual award opportunities are based.  The amount of each executive’s payout is dependent on the achievement of the performance goals.  The committee has the authority to adjust the amount of awards payable under the plan, provided however, that the committee has no authority to increase the amount of an award otherwise payable to a “covered employee” as defined in Section 162(m)(3) of the Code.  If the maximum level of performance is achieved for the cycle, the award would be 300% of the executive’s target award.  For the 2005-2007 cycle, awards are payable in March of 2008 after the committee has certified in writing the degree of attainment of the objectives.

Equity Incentive Plan for Non-Employee Directors

The registrant maintains a shareholder-approved Equity Incentive Plan for Non-Employee Directors to induce qualified persons to serve as members of the registrant’s Board of Directors and to align their interests with the interests of the stockholders.  On November 9, 2004, the Nominating and Governance Committee of the Board of Directors of the registrant approved the amendment and restatement of the registrant’s Equity Incentive Plan for Non-Employee Directors.  Under the amended plan, each non-employee director will receive an annual grant of 2,000 restricted stock units instead of an annual restricted stock grant of 2,000 shares of the registrant’s common stock.  Each restricted stock unit is an unfunded and unsecured obligation of the registrant to deliver a share of the registrant’s common stock upon the earlier of the date of the director’s death or disability and one year after the date on which the director is no longer serving as a director of the registrant.  Each restricted stock unit includes a dividend equivalent right that entitles the director to receive a cash payment equal to the dividend paid in respect of the share of common stock underlying the unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE ALLSTATE CORPORATION
(registrant)

By	/s/ Samuel H. Pilch

Name: Samuel H. Pilch
Title: Controller

Dated:  November 12, 2004